Exhibit 10.3

Keane, Inc.

Stock Restriction Agreement

Granted Under 1998 Stock Incentive Plan

AGREEMENT made this      day of                           ,           , between Keane, Inc., a Massachusetts corporation (the “Company”), and                                  (the “Employee”).

For valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

1.                                       Purchase of Shares.  The Company shall issue and sell to the Employee, and the Employee shall purchase from the Company, subject to the terms and conditions set forth in this Agreement,                shares (the “Shares”) of common stock, $.10 par value per share, of the Company (the “Common Stock”), at a purchase price of $.10 per share.  The aggregate purchase price for the shares shall be paid by the Employee by check payable to the order of the Company or by such other method as may be acceptable to the Company.  Upon receipt of payment by the Company for the Shares, the Company shall issue to the Employee one or more certificates, or otherwise cause to be issued shares in book entry form, in the name of the Employee for that number of Shares purchased by the Employee.  The Employee agrees that the Shares shall be subject to the Purchase Option set forth in Section 2 of this Agreement and the restrictions on transfer set forth in Section 4 of the Agreement.

2.                                       Purchase Option.

In the event that the Employee ceases to be employed by the Company for any reason or for no reason, with or without cause (the “Employment Termination”), prior to                          ,         , the Company shall have the right and option (the “Purchase Option”) to purchase from the Employee, for a sum of $.10 per share (the “Option Price”), as follows:

(a)                                  If the Employment Termination is effective on or before                        ,         , the Company may exercise the Purchase Option against 75% of the total number of Shares;

(b)                                 If the Employment Termination is effective on or before                        ,         , the Company may exercise the Purchase Option against 50% of the total number of Shares;

(c)                                  If the Employment Termination is effective on or before                        ,         , the Company may exercise the Purchase Option against 25% of the total number of Shares;

(d)                                 The Company’s Purchase Option shall expire on                        ,         .

3.                                       Exercise of Purchase Option and Closing.

(a) The Company may exercise the Purchase Option by delivering or mailing to the Employee (or his or her estate), in accordance with Section 13, within 60 days after the termination of the employment of the Employee with the Company, a written notice of exercise of the Purchase Option.  Such notice shall specify the number of Shares to be purchased.  If and to the extent the Purchase Option is not so exercised by the giving of such a notice within such 60-day period, the Purchase Option shall automatically expire and terminate effective upon the expiration of such 60-day period.

(b) Within 10 days after his receipt of the Company’s notice of the exercise of the Purchase Option pursuant to subsection (a) above, the Employee (or his or her estate) shall tender to the Company at its principle offices the certificate or certificates representing the Shares which the Company has elected to purchase, duly endorsed in blank by the Employee or with duly endorsed stock powers attached thereto, all in form suitable for the transfer of such Shares to the Company.  Upon its receipt of such certificate or certificates, the Company shall deliver or mail to the Employee a check in the amount of the aggregate Option Price therefor.

(c) After the time at which any Shares are required to be delivered to the Company for transfer to the Company pursuant to subsection (b) above, the Company shall not pay any dividend to the Employee on account of such Shares or permit the Employee to exercise any of the privileges or rights of a stockholder with respect to such Shares, but shall, in so far as permitted by law, treat the Company as the owner of such Shares.

(d) The Option Price may be payable, at the option of the Company, in cancellation of all or a portion of any outstanding indebtedness of the Employee to the Company or in cash (by check) or both.

4.                                       Restrictions on Transfer.

(a) Except as otherwise provided in subsection (b) below, the Employee shall not, during the term of the Purchase Option, sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively “transfer”), any of the Shares, or any interest therein, unless and until such Shares are no longer subject to the Purchase Option.

(b) Notwithstanding the foregoing, the Employee may transfer Shares to or for the benefit of any spouse, child or grandchild, or to a trust for their benefit, provided that such Shares shall remain subject to this Agreement (including without limitation the Purchase Option set forth in Section 2 and the restrictions on transfer set forth in this Section 4) and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement.

5.                                       Effect of Prohibited Transfer.  The Company shall not be required (a) to transfer on its books any of the Shares which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (b) to treat as owner of such Shares or to pay dividends to any transferee to whom any such Shares shall have been so sold or transferred.

6.                                       Restrictive Legend.  All certificates representing Shares shall have affixed thereto a legend in substantially the following form, in addition to any other legends that may be required under federal or state securities laws:

“The shares of stock represented by this certificate are subject to restrictions on transfer and an option to purchase set forth in a certain Stock Restriction Agreement between the corporation and the registered owner of these shares (or his predecessor in interest), and such Agreement is available for inspection without charge at the office of the Clerk of the corporation.”

(a) In the case of shares issued in book entry form, the Company shall have the authority to impose stock transfer restrictions consistent with the terms of this agreement.

7.                                       Adjustments for Stock Splits, Stock Dividends, etc.

(a) If from time to time during the term of the Purchase Option there is any stock split-up, stock dividend, stock distribution or other reclassification of the Common Stock of the Company, any and all new, substituted or additional securities to which the Employee is entitled by reason of his or her ownership of the Shares be immediately subject to the Purchase Option, the restrictions on transfer and other provisions of this Agreement in the same manner and to the same extent as the Shares, and the Option Price shall be appropriately adjusted.

(b) If the Shares are converted into or exchanged for, or stockholders of the Company receive by reason of any distribution in total or partial liquidation, securities of another corporation, or other property (including cash), pursuant to any merger of the Company or acquisition of its assets, then the rights of the Company under this Agreement shall inure to the benefit of the Company’s successor and this Agreement shall apply to the securities or other property received upon such conversion, exchange or distribution in the same manner and to the same extent as the Shares.

8.                                       Withholding Taxes.

(a) The Employee acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Employee any federal, state or local taxes of any kind required by law to be withheld with respect to the purchase of the Shares by the Employee.

(b) If the Employee elects, in accordance with Section 83(b) of the Internal Revenue Code of 1986, as amended, to recognize ordinary income in the year of acquisition of the Shares, the Company will require the Employee to make to the Company, at the time of such election, an additional payment for withholding tax purposes based on the difference, if any, between the purchase price for such Shares and the fair market value of such Shares as of the day immediately preceding the date of the purchase of such Shares by the Employee.

9.                                       Severability.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

10.                                 Waiver.  Any provision contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company.

11.                                 Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the Company and the Employee and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 4 of this Agreement.

12.                                 No Special Employment Rights; Agreement Not To Compete.  Nothing contained in the Plan shall be construed or deemed by any person under any circumstances to bind the Company to continue the employment of the Participant for the period within which this option may be exercised.  The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any claim under the Plan.  In consideration of the benefits herein conferred, the Participant hereby agrees and covenants with the Company that for a period of one (1) year following any termination of his or her employment with the Company he or she (i) will not hire, attempt to hire, solicit, or attempt to solicit to hire, or assist another or participate in any manner in the hiring or soliciting for hire, of any person employed by Keane within the one (1) year prior to the termination of his or her employment; and (ii) will not “compete” with Keane.  For purposes of the Agreement, “competing” is defined as soliciting or doing business with, directly or indirectly, any present or past (within the two years prior to the termination of his or her employment) customer of Keane, or any prospective customer of Keane, with whom he or she has had contact in connection with any business activity, but is limited to the type of services provided by Keane to any of its customers during the term of his or her employment.

13.                                 Notice.  All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party hereto at the address shown beneath his or her or its respective signature to this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this Section 13.

14.                                 Pronouns.  Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

15.                                 Entire Agreement.  This Agreement constitutes the entire agreement between the parties, and supercedes all prior agreements and understanding, relating to the subject matter of this Agreement.

16.                                 Amendment.  This Agreement may be amended or modified only by a written instrument executed by both the Company and the Employee.

17.                                 Governing Law.  This Agreement shall be governed by and enforced in accordance with the internal laws of the Commonwealth of Massachusetts, without giving effect to the principles of conflicts of law thereof.

18.                                 Specific Performance.  The Company and the Employee agree that any breach of this Agreement will cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, in addition to such other remedies which may be available, the Company shall have the right to specific performance and injunctive relief.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

KEANE, INC.

Name/Title

PARTICIPANT’S ACCEPTANCE

The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof.  The undersigned hereby acknowledges receipt of a copy of the Company’s 1998 Stock Incentive Plan.

PARTICIPANT:

Signature:

Name (please print):

Address:

I have read the terms and conditions of the foregoing option and choose NOT TO ACCEPT the option agreement.

PARTICIPANT:

Signature:

Name (please print):

Address: